SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                               (Amendment No. __)

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|_| Soliciting Material Pursuant to |_| ss.240.14a-11(c) or |_| ss.240.14a-12

                               THERMOGENESIS CORP.
                (Name of Registrant as Specified In Its Charter)

                      -------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

        1)     Title of each class of securities to which transaction applies:
               -------------------------------
        2)     Aggregate number of securities to which transaction applies:
               -------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               __________________________
        4)     Proposed maximum  aggregate value of transaction: ______________
        5)     Total fee paid: ___________________

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid: ________________________________
        2)     Form, Schedule or Registration Statement No.: ______________
        3)     Filing Party: __________________________________________
        4)     Date Filed: ___________________________________________

                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100


To the Stockholders of THERMOGENESIS CORP.:


        You are invited to attend a Special Meeting of the Stockholders of THERMOGENESIS CORP. ("Company") which will be held on July 21, 1999, at 2:00 p.m. (local time) at the Company's office located at 3146 Gold Camp Drive, Rancho Cordova, California 95670.

        The accompanying Notice of the Special Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read such material carefully.

        The Proxy Statement contains information concerning (i) the approval of an amendment to the Company's Certificate of Incorporation to eliminate the repurchase rights granted to stockholders of Series A Convertible Preferred Stock; (ii) the approval of an amendment to the Company's Certificate of Incorporation to adopt a one-for-two share consolidation, which may be implemented in the future at the Board's discretion, if at all; and (iii) to reaffirm the prior approval of an amendment to the Company's Certificate of Incorporation to adopt a one-for-four share consolidation, which may be implemented in the future at the Board's discretion, if at all. The Board of Directors strongly recommends your approval of these proposals.

        It is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

                                            Sincerely,

                                            /s/ Philip H. Coelho

                                            Philip H. Coelho
                                            Chief Executive Officer

July 7, 1999

                                      THERMOGENESIS CORP.
                                     3146 Gold Camp Drive
                               Rancho Cordova, California  95670
                                        (916) 858-5100

                         NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS
                                  To Be Held On July 21, 1999

        NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of THERMOGENESIS CORP., a Delaware corporation ("Company"), will be held on July 21, 1999, at 2:00 p.m. (local time), at 3146 Gold Camp Drive, Rancho Cordova, California 95670, for the following purposes, which are more completely discussed in the accompanying Proxy Statement:

        1) To amend the Company's Certificate of Incorporation to eliminate the repurchase rights granted to the stockholders of Series A Convertible Preferred Stock;

        2) To amend the Company's Certificate of Incorporation to adopt a one-for-two share consolidation, subject to Board of Directors' discretion as to the timing of its implementation, if at all;

        3) To reaffirm the prior approval to amend the Company's Certificate of Incorporation to adopt a one-for-four share consolidation, subject to Board of Directors' discretion as to the timing of its implementation, if at all; and

        4) To transact such other business as may properly come before the meeting including any continuance or adjournments thereof.

        Only stockholders of record at the close of business on July 6, 1999, are entitled to notice of and to vote at the Special Meeting of the Stockholders.


                                            By Order of the Board of Directors

                                            /s/ David C.Adams

                                            David C. Adams
                                            Secretary


July 7, 1999

YOU ARE CORDIALLY INVITED TO ATTEND THE COMPANY'S SPECIAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                 PROXY STATEMENT
                                       of
                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100

                     Information Concerning the Solicitation

        This Proxy Statement is furnished to the stockholders of THERMOGENESIS CORP. ("Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Special Meeting of the stockholders (the "Meeting") to be held on July 21, 1999, at 2:00 p.m. (local time), at 3146 Gold Camp Drive, Rancho Cordova, California 95670, and at any and all adjournments. Only stockholders of record on July 6, 1999, will be entitled to notice of and to vote at the Meeting.

        The proxy solicited, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting in accordance with the instructions contained in the proxy. If no contrary instructions are given, each proxy received will be voted "FOR" the approval of Proposals One, Two and Three and, at the proxy holders' discretion, on such other matters, if any, which may come before the Meeting (including any proposal to continue or adjourn the Meeting). Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Company written notice of its revocation addressed to Secretary, THERMOGENESIS CORP., 3146 Gold Camp Drive, Rancho Cordova, California 95670, (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing in person at the Meeting and giving the Secretary notice of his or her intention to vote in person.

        The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Common Stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear. The Company may also engage a solicitation company to assist in obtaining proxies. The Company will bear the cost of such solicitation which will be approximately $5,000.

        This Proxy Statement and form of proxy were first mailed to stockholders on or about July 7, 1999.

                          Record Date and Voting Rights

        The Company is currently authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001, and 2,000,000 shares of Preferred Stock, par value $0.001. As of July 6, 1999, 20,597,532 shares of Common Stock were issued and outstanding and 884,000 shares of Series A Convertible Preferred Stock were issued and outstanding. Each share of Common Stock shall be entitled to one vote on all matters submitted for stockholder approval and each share of Series A Convertible Preferred Stock is entitled to vote on all matters submitted for stockholder approval on an as converted basis voting together with the Common Stock. Each share of Series A Convertible Preferred Stock is convertible into five (5) shares of Common Stock. With regards to Proposal One, the Series A Convertible Preferred Stock will also be voting on such Proposal as a separate class. As of July 6, 1999, 884,000 shares of Series A Convertible Preferred Stock were outstanding and entitled to convert into 4,420,000 shares of Common

Stock. The record date for determination of stockholders entitled to notice of, and to vote at the Meeting, is July 6, 1999.

        A majority of the shares entitled to vote of the Common Stock and Series A Convertible Preferred Stock, as determined on the record date, represented in person or by proxy constitute a quorum for the Meeting. For purposes of Proposal One, a majority of the outstanding shares of Series A Convertible Preferred Stock, as determined on the record date, represented in person or by proxy shall constitute a quorum entitled to take action with respect to that proposal. Under Delaware law, abstentions and broker non-votes shall be counted for purposes of determining quorum but will not be counted either for or against any proposal.

        The affirmative vote of a majority of the shares of outstanding Common Stock and outstanding Series A Convertible Preferred Stock voting together as a class, and the affirmative vote of a majority of shares of outstanding of Series A Convertible Preferred Stock voting separately as a class, is necessary to approve Proposal One. As discussed below, the holders of a majority of the Series A Convertible Preferred Stock consented to approval of the amendment and to eliminate their repurchase rights.

        The affirmative vote of a majority of the shares of outstanding Common Stock and Series A Convertible Preferred Stock, voting together as a class, is necessary to approve Proposals Two and Three.

                                         PROPOSAL ONE

APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE REPURCHASE RIGHTS GRANTED TO THE HOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK.

Reason For the Proposal

        On May 20, 1999, the Company was notified by The Nasdaq SmallCap Market, the market on which the Company's Common Stock is listed, that based on its review of the Company's most recent Form 10-Q, for the quarter ended March 31, 1999, the Company failed to meet one of three of The Nasdaq SmallCap Market's maintenance criteria: (1) net tangible assets of $2,000,000; (2) market capitalization of $35,000,000; or (3) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. In the event the Company continued to fail to meet one of the maintenance requirements pursuant to Nasdaq Rule 4310(c)(2), The Nasdaq SmallCap Market would take action to delist the Company's Common Stock from such market.

        In January 1999, the Company completed the private placement of approximately $6,434,600 of shares of Series A Convertible Preferred Stock. Under the terms of the Series A Convertible Preferred Stock, the holders of Series A Convertible Preferred Stock may require, after five years from the date the Series A Convertible Preferred Stock was issued, that the Company repurchase, in whole or in part, the number of shares of Series A Convertible Preferred Stock held by such holder. Due to the repurchase right granted to the holders of Series A Convertible Preferred Stock, The Nasdaq SmallCap Market is treating the Company's Series A Convertible Preferred Stock as a debt for the purpose of calculating net tangible assets. In treating the Series A Convertible Preferred Stock as debt, the Company's current net tangible assets fall below maintenance requirement for The Nasdaq SmallCap Market. Although the Company does not agree with this interpretation, in response to the notice the Company began discussions with holders of the majority of the outstanding shares of Series A Convertible Preferred Stock. After discussions, the holders of the majority of the outstanding shares of the Series A Convertible Preferred Stock have consented to the amendment and intend to vote for the amendment to the Company's Certificate of Incorporation to eliminate the repurchase rights granted to the holders of the Series A Convertible Preferred Stock in order to comply with the minimum net tangible assets maintenance requirement of
$2,000,000 for continued listing of its Common Stock on The Nasdaq SmallCap Market.

        Although no delisting action was initiated by The Nasdaq SmallCap Market at the time of the notice, the Company was given until July 30, 1999, in which to satisfy one of the three alternatives. In the event that the Company fails to satisfy one of the three alternatives, the Company's Common Stock may be delisted. The Company believes that adoption of Proposal One, which will eliminate the right of the holders of the Series A Convertible Preferred Stock to require the Company to repurchase their Series A Convertible Preferred Stock, will result in the Series A Convertible Preferred Stock being treated as equity and satisfy The Nasdaq SmallCap Market net tangible assets maintenance requirement. However, even if as a result of the passage of Proposal One the Company satisfies the net tangible assets requirement to remain eligible for listing, there can be no assurance that the Company will continue to remain above the net tangible assets requirement or that the Company will able to meet an alternative Nasdaq SmallCap Market maintenance listing standard in the future.

        The Company believes that maintaining the listing of its Common Stock on The Nasdaq SmallCap Market is in the best interest of the Company and its stockholders. Inclusion in The Nasdaq SmallCap Market increases liquidity and may potentially minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a listing on The Nasdaq SmallCap Market may enhance the Company's access to capital and increase the Company's flexibility in responding to anticipated capital requirements. The Company believes that prospective investors will view an investment in the Company more favorably if its shares of Common Stock qualify for listing on The Nasdaq SmallCap Market.

        In the event that the Company's is delisted from The Nasdaq Stock Market, trading, if any, in the Company's Common Stock would likely only be conducted in the non-Nasdaq over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." This may have a negative impact on the liquidity and price of the Common Stock and investors may find it more difficult to purchase or dispose of, or to obtain accurate quotations as to the market value of, the Company's Common Stock.

        For all of the above reasons, the Company believes that eliminating the repurchase rights granted to the holders of the Series A Convertible Preferred Stock is in the best interest of the Company and its stockholders.

Vote Required

        Proposal One must be approved by the holders of a majority of the outstanding Common Stock and Series A Convertible Preferred Stock, voting together as a class, and the holders of a majority of the outstanding Series A Convertible Preferred Stock voting separately as a class. As discussed above, holders of a majority of the outstanding shares of Series A Convertible Preferred Stock have agreed to approve the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ELIMINATE THE REPURCHASE RIGHTS GRANTED TO THE STOCKHOLDERS OF SERIES A CONVERTIBLE PREFERRED STOCK.
                                         PROPOSAL TWO

APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO IMPLEMENT A ONE-FOR-TWO SHARE CONSOLIDATION SUBJECT TO THE COMPANY'S BOARD OF DIRECTORS' DISCRETION TO DELAY FILING THE AMENDMENT (FOR A PERIOD NOT TO EXCEED NINE (9) MONTHS) OR NOT TO FILE THE AMENDMENT

Background

        On  December  11,  1998,  the  stockholders  of the  Company  approved a
one-for-four   share   consolidation   of  Common   Stock.   Subsequent  to  the
stockholder's approval of the one-for-four share consolidation, the Board of Directors determined that due to improved market conditions it was not in the best interest of the Company to immediately file the amendment providing for the consolidation.

        The Board of Directors is still concerned about the low trading price for the Company's Common Stock. Due to changing market conditions, the Board has not determined whether it would be in the Company's best interest to implement a share consolidation. At this time, the Board of Directors does not intend to implement a share consolidation. However, the Board of Directors has concluded that it may be in the best interest of the Company to allow the Board flexibility to implement a one-for-two share consolidation as set forth in this Proposal Two or to reaffirm the one-for-four share consolidation as approved at the December 11, 1998 meeting (See Proposal Three), if it deems it necessary, subject to the Board's discretionary authority to delay filing the amendment (for a period not to exceed nine (9) months) or not to file the amendment at all. If Proposal Two is adopted by the shareholder and the Board of Directors decides to implement the one-for-two share consolidation, the Board will not implement the one-for-four share consolidation pursuant to Proposal Three.

General

        The  Board  has  approved   Proposal  Two  for  the  one-for-two   share
consolidation subject to stockholder approval. The one-for-two share consolidation proposal must be approved by the holders of a majority of the outstanding Common Stock and Series A Convertible Preferred Stock voting as together a single class.

        If approved by the shareholders and implemented by the Board, other than adjusting the total number of shares issued adoption of the one-for-two share consolidation will result in no other material changes to ownership of the stock. The voting rights and other privileges that each share of Common Stock and Series A Convertible Preferred Stock enjoy before the proposed one-for-two share consolidation will be the same following the one-for-two share consolidation. Each stockholder will hold the same percentage of Common Stock and Series A Convertible Preferred Stock outstanding immediately following the one-for-two share consolidation as each stockholder did immediately prior to the one-for-two share consolidation, except that the consolidation may result in an immaterial adjustment due to the purchase of any fractional shares of Common Stock that result from the consolidation. See "Exchange of Stock Certificate; No Fractional Shares."

        The one-for-two share consolidation will be implemented by an amendment to the Company's Certificate of Incorporation and will become effective upon the filing of such amendment with the Secretary of State of Delaware (the "Effective Date"). The Board of Directors may determine that due to market or other conditions, it may be in the best interests of the Company to delay (for a period not to exceed nine (9) months from the date of the Meeting) implementing the one-for-two share consolidation or not to implement the one-for-two share consolidation at all. As previously discussed, it is the current intention of the Board of Directors not to implement the one-for-two share consolidation at this time, if at all. The Board of Directors is seeking shareholder approval for the one-for-two share consolidation at this time in order to provide it flexibility in the event that the Board determines that it is in the best interest of the stockholders to implement the consolidation due to market or other conditions. In the event the Board decides to implement the share consolidation, it will notify the stockholders by a public announcement in advance of the Effective Date.

        If the one-for-two share consolidation is adopted, at the Effective Date, each two (2) shares of Common Stock issued and outstanding will automatically be reclassified and converted into one (1) share of Common Stock. Any fractional interest resulting from such reclassification will be paid for upon exchange of the outstanding certificates based upon the average of the high and low bid price for the Common Stock as quoted on The Nasdaq SmallCap market on the Effective Date. The conversion rate for shares of Series A Convertible Preferred Stock will automatically be adjusted to reflect the one-for -two share consolidation if the amendment is adopted.

        If the one-for-two share consolidation proposal is approved by the stockholders of the Company, the amendment will not be filed immediately. Notwithstanding approval of the one-for-two share consolidation proposal by the stockholders, the Board of the Company may elect not to file, or elect to delay the filing of, the one-for-two share consolidation amendment, if the Board determines that filing such amendment would not be in the best interest of the Company and its stockholders. The actual timing of such filing (and whether such filing is made) will be determined by the Board based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders. In addition, the Board may make any and all changes to the one-for-two share consolidation amendment that it deems necessary to give effect to the intent and purpose of the one-for-two share consolidation.

Reasons For The One-For-Two Share Consolidation

        Although not contemplated at this time, the intent of the one-for-two share consolidation is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the one-for-two share consolidation trades at a higher price per share than the Common Stock outstanding before the one-for-two share consolidation. If implemented, the Company believes that the consolidation will aid the Company in remaining eligible for listing on The Nasdaq SmallCap Market.

        As part of continued listing on that The Nasdaq SmallCap Market, the Company must satisfy certain quantitative criteria. One of the requirements for continued listing is that the minimum bid price for the Company's Common Stock must be $1 per share. Failure to meet this requirement for a period of 30 consecutive business days will result in notification by Nasdaq of possible de-listing from The Nasdaq SmallCap Market if the minimum bid is not brought within compliance over a 90-day period following the notification. One method to increase the bid price for the Common Stock is to consolidate the outstanding shares, thereby increasing the attached value per share. The following table illustrates the possible effect of a one-for-two share consolidation on the stock price, assuming all other market factors remain the same:


Before One-for-Two Share Consolidation             After One-for-Two Share Consolidation
---------------------------------------            --------------------------------------
Number of Shares Owned      Per Share Price        Number of Shares Owned    Per Share Price
----------------------      ---------------        -----------------------   ----------------
      100,000                   $1.00                        50,000               $2.00

        This table demonstrates the mathematical implication of a one-for-two share consolidation. The Company cannot predict the actual result of trading and bid price for the shares of Common Stock following the one-for-two share consolidation, if implemented, due to the numerous market factors that affect trading daily, including impacts to the market as a whole.

        The Board of Directors further believes that if the future per share price of the Common Stock is low, the low market price and the large number of shares of Common Stock outstanding may have a negative impact on the market for the Company's Common Stock. Furthermore, the large number of shares outstanding and the relatively few shares that are traded on a daily basis in comparison, may hindered the Company's ability to raise capital by issuing additional shares of Common Stock. The Board of Directors is hopeful that if the one-for-two share consolidation is implemented, the market will react positively and in such a fashion that the price of the Company's Common Stock will rise and cease to be treated as "low-priced" stock by the investment community.

        The Board of Directors recognizes that the proposed one-for-two share consolidation, if implemented, will not, in itself, result in the Company's Common Stock being categorized other than as a low-priced stock, and that the only path to being categorized as other than low-priced is through sustained growth and profitability, neither of which can be assured, and the absence of which will result negatively upon the trading value of the Company's Common Stock following the proposed one-for-two share consolidation.

        The Company believes there are several reasons beyond Nasdaq listing requirements why the proposed one-for-two share consolidation is prudent and why it may enhance the market for the Common Stock. These reasons are summarized as follows:

1. Institutional investors often have internal policies that prevent the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Similarly, many banks do not permit collateralization of loans through the pledge of low-priced stocks. If the one-for-two share consolidation, coupled with Company potential growth and profitability, results in an increase in the per share price for the Company's Common Stock, the Company may be able to attract additional institutional investors as well as provide an avenue for its stockholders to collateralize loans using their Common Stock instead of selling that stock for needed money.

2. Further, some brokerage firm's implement internal policies and practices that tend to discourage dealing with low-priced stock (stock priced under $5 per share). These practices result in time-consuming procedures and internal controls that must be complied with for payment of brokerage commissions (and additional procedures, including branch manager approval), which function to make handling low-priced stock unattractive to brokers and registered representatives of a brokerage firm. Some brokerage firms also require a non-solicitation letter from the client when the client desires to purchase a low-priced stock. These policies and procedures add delay and burden to the process, based on separate business criteria of the brokerage firm, and are designed to balance the commission to be paid with the cost of handling the stock transaction, rather than considering and evaluating such factors as the underlying nature of the transaction and quality of the issuer. The Company believes that such policies do not foster evaluation of its reported results and prospects for future growth and stockholder return, factors which should be considered in evaluating stock prices.

3. Since the broker's commissions and transaction costs on low-priced stock generally represent a higher percentage of the stock sale price than commissions and costs on higher-priced stocks, the current share price of the Company's Common Stock can result in individual stockholders paying transaction costs (commissions, mark-ups, mark-downs, etc.) which are a higher percentage of the total share value than would be the case if the Company's share price were higher.

        Although the Board of Directors is hopeful that the decrease in the number of shares of Common Stock that would be outstanding after the proposed one-for-two share consolidation will result in an increased price level per share of Common Stock which will encourage interest in the market for that Common Stock and promote greater marketability for the Common Stock, no assurances can be given that the market will respond to the one-for-two share consolidation with an increase in the per share price or with any increase in average daily trading volume.

        Finally, the effect of the proposed one-for-two share consolidation, if adopted and implemented, and resulting decrease in the number of shares of Common Stock on the market, could adversely affect the trading value of such Common Stock if there is not a corresponding increase in the per share price level for such stock following the one-for-two share consolidation. Many factors beyond the Company's control will affect the ultimate trading market and there can be no assurance that the per-share price for the Company's Common Stock immediately after the one-for-two share consolidation will reflect the corresponding math material value based on the one-for-two share consolidation alone, or that any such value will be sustained for any period of time.

        The Company's Common Stock has been traded on The Nasdaq SmallCap Market under the symbol "KOOL" since 1987. On June 23, 1999, the closing price for the Company's Common Stock, as quoted on The Nasdaq SmallCap Market, for a share of Common Stock was $1.25 per share. The following table sets forth the range of high and low prices for the Company's Common Stock for the fiscal years ended June 30, 1997 and 1998, and for the first three quarters of fiscal 1999, as reported in The Nasdaq SmallCap Market. Such prices reflect inter-dealer quotation without adjustment for retail mark ups, mark downs or commissions and may not represent actual transactions.

Fiscal 1999                                                   High                            Low
----------------                                            --------                         ------
First Quarter                                                 $2.31                           $1.25
Second Quarter                                                $2.69                            $.75
Third Quarter                                                 $3.31                           $1.75



Fiscal 1998:                                                  High                            Low
----------------                                            --------                         ------
First Quarter                                                 $3.56                           $3.38
Second Quarter                                                $3.13                           $2.97
Third Quarter                                                 $2.75                           $2.63
Fourth Quarter                                                $2.25                           $2.09

Fiscal 1997:                                                  High                            Low
----------------                                            --------                         ------
First Quarter                                                 $4.25                           $4.06
Second Quarter                                                $3.88                           $3.69
Third Quarter                                                 $3.06                           $2.88
Fourth Quarter                                                $2.78                           $2.78

Effect Of The One-For-Two Share Consolidation Proposal

        Assuming approval of and adoption of the one-for-two share consolidation, each stockholder will own one-half as many shares (but the same percentage of the outstanding shares) as such stockholder owned before the one-for-two share consolidation. The one-for-two share consolidation may, however, result in an immaterial adjustment due to the purchase of any fractional shares of Common Stock that result from the consolidation. Each stockholder of the Company immediately before the one-for-two share consolidation will continue to be a stockholder immediately after the one-for-two share consolidation. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into Common Stock, such as the Series A Convertible Preferred Stock, or exercisable or exchangeable for shares of Common Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof will be adjusted appropriately as of the Effective Date so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be one-half (without taking into account the effect of rounding up) of the number issuable in respect thereof immediately prior to the Effective Date and the total exercise or conversion prices for all of such shares issuable in respect of Convertible Securities will remain unchanged. For example, a holder of a stock option to purchase 1,000 shares of Common Stock at an exercise price of $1.00 per share prior to the Effective Date will be the holder of a stock option to purchase 500 shares of Common Stock at an exercise price of $2.00 per share at the Effective Date. The number of shares of Common Stock reserved for issuance under an option plan would also be reduced after the Effective Date to one-half of the number reserved for issuance under an option plan prior to the Effective Date.

        The one-for-two share consolidation will also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the one-for-two share consolidation. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. The par value of the Common Stock will remain at $0.001 per share following the one-for-two share consolidation, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The one-for-two share consolidation will not affect the Company's total stockholders' equity. If the one-for-two share consolidation is implemented, all share and per share information would be retroactively adjusted following the Effective Date to reflect the one-for-two share consolidation for all periods presented in future filings by the Company with the Securities and Exchange Commission.

        If the one-for-two share consolidation is adopted and implemented, the authorized number of shares will remain the same. The Board believes that the availability of additional shares may be beneficial to the Company in the future. The availability of additional authorized shares will allow the Board to issue shares for corporate purposes, if appropriate opportunities should arise, without further action by stockholders or the time delay involved in obtaining stockholder approval (unless approval is required by law or regulation or the rules of The Nasdaq SmallCap Market). Such purposes could include share issuances for future acquisitions of other businesses or meeting requirements for working capital or capital expenditures through the issuance of shares. To the extent that any additional shares (or securities convertible into Common Stock) may be issued on other than a pro rata basis to current stockholders, the present ownership position of current stockholders may be diluted. The Common Stock has no preemptive rights. In addition, if another party should seek to acquire or take over control of the Company, and the Board does not believe such transaction is in the best interest of the Company and its stockholders, some or all of the authorized shares could be issued to another party to try to block such transaction.

Exchange Of Stock Certificates; No Fractional Shares

        If the one-for-two share consolidation is adopted and implemented, the combination and reclassification of shares of Common Stock pursuant to the one-for-two share consolidation will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the one-for-two share consolidation are physically surrendered for new certificates. Every two (2) shares of issued Common Stock would be converted and reclassified into one (1) share of post-one-for-two share consolidation Common Stock. Any fractional interest resulting from such reclassification will be paid for upon exchange of the outstanding certificates based upon the average of the high and low bid price for the Common Stock as quoted on The Nasdaq SmallCap market on the Effective Date. The following table gives an example of the effect of the one-for-two consolidation:


                         Common Stock Owned       Common Stock Owned      Share Fractions Paid
Stockholder              Before Effective Date    After Effective Date    After Effective Date
---------------          ---------------------    --------------------    ----------------------
Stockholder A                   1,000                    500                  -0-

Stockholder B                   1,001                    500                  1/2 share


        If the one-for-two share consolidation is adopted and implemented, as soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the one-for- two share consolidation. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the one-for-two share consolidation in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that such stockholder holds as a result of the one-for-two share consolidation. No scrip or fractional share certificates of post-one-for-two share consolidation Common Stock certificate will be issued in connection with the proposed consolidation.
Stockholders who would otherwise receive fractional shares will receive, instead, the cash value for such fractional shares determined by multiplying the fractional shares by the average of the high and low bid price for the Company's Common Stock on the Effective Date. Stockholders will not be required to pay any transfer fee or other fee in connection with the exchange of certificates. As previously stated, the Board of Directors has not determined whether it would be in the Company's best interest to implement a share consolidation. THEREFORE, STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

        As of the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date will be deemed canceled and, for all corporate purposes, will be deemed only to evidence ownership of the number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the one-for-two share consolidation.

Federal Income Tax Consequences

        The following discussion of material federal income tax consequences of the one-for-two share consolidation is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which could be repealed, overruled, or modified at any time, possibly with retroactive effect. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

        This discussion is for general information only and does not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws. IF THE ONE-FOR-TWO SHARE CONSOLIDATION IS APPROVED AND IMPLEMENTED, STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ONE-FOR-TWO SHARE CONSOLIDATION.

        Except as discussed below, no gain or loss should be recognized by a stockholder who receives only Common Stock upon the one-for-two share consolidation. The aggregate tax basis of the shares of Common Stock held by a stockholder following the one-for-two share consolidation will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the one-for-two share consolidation and generally will be allocated among the shares of Common Stock held following the one-for-two share consolidation on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the one-for-two share consolidation should consult their own tax advisors to determine their basis in the post-one-for-two share consolidation shares of Common Stock received in exchange therefor. Shares of Common Stock received should have the same holding period as the Common Stock surrendered.

Registration and Trading

        Assuming the one-for-two share consolidation is approved and implemented, the post one-for-two share consolidation shares of Common Stock will continue to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company will continue to file periodic and current reports with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. In addition, the Company's post-one-for-two share consolidation shares of Common Stock will continue to be traded on The Nasdaq SmallCap Market. The Company intends to file all required notifications with The Nasdaq SmallCap Market to provide for continued trading (on a post-consolidated basis) in coordination with the Effective Date. Certificates representing the post-one-for-two share consolidation shares of Common Stock will, however, contain a new CUSIP number. Further, the Company intends to file all reports with regulatory authorities and issue a press release in the event it decides to implement the one-for-two share consolidation.

        The Company has no intention of entering into any future transaction or business combination which would result in deregistration of the post-one-for-two share consolidation shares of Common Stock under the Exchange Act, or which might result in loss of eligibility for the post-one-for-two share consolidation shares of Common Stock to be listed and traded on The Nasdaq SmallCap Market.

Vote Required

        The affirmative vote of a majority of the outstanding Common Stock and Series A Convertible Preferred Stock voting together as a single class is necessary to approve the amendment to the Company's Certificate of Incorporation to implement a one-for-two share consolidation subject to the Board of Directors of the Company discretionary authority to delay filing the amendment (for a period not to exceed nine (9) months from the Meeting date) or not to file the amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE ADOPTION OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO IMPLEMENT A ONE-FOR-TWO SHARE CONSOLIDATION SUBJECT TO THE BOARD OF DIRECTORS OF THE COMPANY DISCRETIONARY AUTHORITY TO DELAY FILING THE AMENDMENT (FOR A PERIOD NOT TO EXCEED NINE (9) MONTHS FROM THE DATE OF THE MEETING) OR NOT TO FILE THE AMENDMENT.


                                        PROPOSAL THREE

TO REAFFIRM THE PRIOR APPROVAL TO IMPLEMENT A ONE-FOR-FOUR SHARE CONSOLIDATION, SUBJECT TO THE COMPANY'S BOARD OF DIRECTORS' DISCRETION TO DELAY FILING THE AMENDMENT (FOR A PERIOD NOT TO EXCEED NINE (9) MONTHS) OR NOT TO FILE THE AMENDMENT

General

        As discussed in Proposal 2, on December 11, 1998, the stockholders of the Company approved a one- for-four share consolidation of Common Stock. Subsequent to the stockholder's approval of the one-for-four share consolidation, the Board of Directors determined that due to market conditions, it was not in the best interest of the Company to file the amendment implementing the consolidation.

        The Board of Directors now seeks stockholders' approval to reaffirm the prior approval to implement a one-for-four share consolidation subject to the Board of Directors discretionary authority to delay filing the amendment (for a period not to exceed nine (9) months from the date of the Meeting) or not to file the amendment due to market or other conditions. As previously discussed in Proposal Two, the Board of Directors has not determined whether it would be in the Company's best interest to implement a share consolidation, and the Board does not intend to implement a share consolidation at this time. However, by re-affirming the one-for-four share consolidation, it provides the Board flexibility to either implement the one-for-two share consolidation, as discussed in Proposal Two, or the one-for-four share consolidation pursuant to this Proposal Three, or not implementing any consolidation, depending on market condition and the Board's evaluation as which one is most advantageous to the Company and the stockholders. Notwithstanding the approval of Proposal Three, the Board of Directors may elect to delay (for a period not to exceed nine (9) months from the date of the Meeting) or not to file the one-for-four share consolidation amendment if the Board determines that filing the one-for-four share consolidation amendment would not be in the best interest of the Company and its stockholders. If the Board decides to implement the one-for- four share consolidation pursuant to this Proposal Three, the Board will not implement the one-for-two share consolidation pursuant to Proposal Two.


        If the Board of Directors determines that it is in the best interest of the Company to implement an one-for-four share consolidation, the one-for-four share consolidation will be become effective upon the filing of the one-for-four share consolidation amendment. For a general discussion on (i) the reasons for the one-for-four share consolidation, (ii) the effect of the one-for-four share consolidation, (iii) exchange of stock certificate; fractional shares, (iv) the federal income tax consequences, and (v) registration and trading, please see the Proposal Two with the following differences:

        1. After the filing of the one-for-four share consolidation amendment with the Secretary of State of Delaware, every four (4) shares of issued Common Stock would be converted and reclassified into one (1) share of post-one-for-four share consolidation Common Stock, and any fractional interest resulting from such reclassification will be paid for upon exchange of the outstanding certificates based upon the average of the high and low bid price for the Common Stock as quoted on The Nasdaq SmallCap market on the date of the consolidation; and

        2. The following table illustrates the possible effect of a one-for-four share consolidation on the stock price, assuming all other market factors remain the same. (This table demonstrates the mathematical implication of a one-for-four share consolidation):

   Before One-for-Four Share Consolidation                     After One-for-Four Share Consolidation
---------------------------------------------               ---------------------------------------------
Number of Shares Owned        Per Share Price               Number of Shares Owned        Per Share Price
----------------------        ---------------               ----------------------        ---------------
       100,000                     $1.00                              25,000                   $4.00

Vote Required

        The affirmative vote of a majority of the outstanding Common Stock and outstanding Series A Convertible Preferred Stock voting together as a single class is necessary to approve the amendment to the Company's Certificate of Incorporation to implement a one-for-four share consolidation subject to the Board of Directors of the Company discretionary authority to delay filing the amendment (for a period not to exceed nine (9) months from the Meeting date) or not to file the amendment.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR THE RE- APPROVAL TO IMPLEMENT A ONE-FOR-FOUR SHARE CONSOLIDATION, SUBJECT TO THE BOARD OF DIRECTORS OF THE COMPANY DISCRETIONARY AUTHORITY TO DELAY FILING THE AMENDMENT (FOR A PERIOD NOT TO EXCEED NINE (9) MONTHS FROM THE DATE OF THE MEETING) OR NOT TO FILE THE AMENDMENT.

Principal Stockholders

The following table sets forth certain information as of July 6, 1999, with respect to the beneficial ownership of the Company's Common Stock for (i) each director, (ii) all directors and officers of the Company as a group, and (iii) each person known to the Company to own beneficially five percent or more of the outstanding shares of the Company's Common Stock.

Name of Shareholder                                                   Number              Percentage
---------------------------------------------                     -------------           ----------
The Kaufmann Fund, Inc.                                            3,760,000(1)              14%

Philip H. Coelho TTEE Coelho Living Trust
Chief Executive Officer
3146 Gold Camp Drive
Rancho Cordova, CA 95670                                             530,238(2)               2%

Vernon International Limited                                       1,150,000(3)               4%

Hubert Huckel
Director
3146 Gold Camp Drive
Rancho Cordova, CA 95670                                              50,000(4)                *

Patrick McEnany
Director
3146 Gold Camp Drive
Rancho Cordova, CA 95670                                             120,829(5)                *

James H. Godsey
Director
3146 Gold Camp Drive
Rancho Cordova, CA 95670                                             200,500(6)                *

David Howell
Director
3146 Gold Camp Drive
Rancho Cordova, CA 95670                                             290,000(7)               1%

Directors and officers as a group                                    1,828,541                7%


Footnotes to Table

*    Less than one percent.

(1) Includes warrants to purchase 80,000 shares of Common Stock and 2,880,000 shares of Common Stock to be issued assuming the conversion of 576,000 shares of Series A Preferred Stock.

(2) Includes options to purchase 425,000 shares of Common Stock owned by Mr. Coelho, warrants to purchase 20,000 shares of Common Stock, and 40,000 shares of Common Stock to be issued assuming the conversion of 8,000 shares of Series A Preferred Stock.

(3) Includes warrants to purchase 250,000 shares of Common Stock and 400,000 shares of Common Stock to be issued upon the conversion of 80,000 shares of Series A Preferred Stock.

(4) Includes warrants to purchase 10,000 shares of Common Stock and options to purchase 40,000 shares of Common Stock.

(5) Includes warrants to purchase 10,000 shares of Common Stock, and options to purchase 40,000 shares of Common Stock. Also includes 25,829 shares owned by Equisource Capital of which Mr. McEnany is the sole shareholder and 2,500 owned by Mr. McEnany's spouse. Mr. McEnany disclaims beneficial ownership of the shares owned by his spouse.

(6)  Includes options to purchase 200,000 shares of Common Stock.

(7) Includes warrants to purchase 50,000 shares of Common Stock, and options to purchase 200,000 shares of Common Stock to be issued upon the conversion of 40,000 shares of Series A Preferred Stock, both of which are in the name of New England Venture Partners of which Mr. Howell is part owner and Mr. Howell disclaims 89.5% ownership. Also includes 40,000 options to purchase 40,0000 shares of Common Stock owned by Mr. Howell.

Other Matters

The Board of Directors of the Company knows of no other matters that may or are likely to be presented to the Meeting. However, if additional matters are presented at the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment on such matters pursuant to the discretionary authority granted to them by the terms and conditions of the proxy.


                                            THERMOGENESIS CORP.

                                            /s/ PHILIP H. COELHO
                                             -------------------------
                                            Philip H. Coelho
                                            Chairman and President

Rancho Cordova, California
July 7, 1999

                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                        Rancho Cordova, California 95670
                                 (916) 858-5100

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip H. Coelho and James H. Godsey, and each of them, as proxies with the power to appoint his or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of THERMOGENESIS CORP. ("Company") that the undersigned would be entitled to vote if personally present at the Special Meeting of stockholders to be held on July 21, 1999, at 2:00 p.m. (local), at 3146 Gold Camp Drive, Rancho Cordova, California 95670 and at any and all adjournments thereof.

1. Approval of the Amendment to the Company's Certificate of Incorporation to eliminate the repurchase rights granted to the stockholders of Series A Convertible Preferred Stock.

        FOR _______                 AGAINST _________            ABSTAIN _____

2. Approval of the Amendment to the Company's Certificate of Incorporation to implement a one-for-two share consolidation, subject to the Board of Directors of the Company discretionary authority to delay filing the amendment (for a period not to exceed nine (9) months from the Meeting date) or not to file the amendment.

        FOR _______                 AGAINST _________            ABSTAIN _____

3. Approval to reaffirm the approval to implement a one-for-four share consolidation, subject to the Board of Directors of the Company discretionary authority to delay filing the amendment (for a period not to exceed nine (9) months from the Meeting date) or not to file the amendment.

        FOR _______                 AGAINST _________            ABSTAIN _____

4. In their discretion, the proxies are authorized to vote upon such other business (including any extension or adjournment thereof) as may properly come before the Meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposal One, "FOR" Proposal Two, and "FOR" Proposal Three and in the proxy holder's discretion, any such other business as may properly come before the Meeting.

Please sign exactly as your name appears on your share certificates. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, please sign the full corporate name by the president or another authorized officer. If the signatory is a partnership, please sign in the partnership's name by an authorized person.

                      ---------------------------         ---------------------
                      Name (Print)                        Name (Print)
                                                          (if held jointly)

Dated: _________      ___________________________         ____________________
                      Signature                           Signature
                                                          (if held jointly)

                      ---------------------------         ---------------------
                      (Address)                           (Address)

                      ---------------------------         --------------------
                      (City, State, Zip)                  (City, State, Zip)

I will ____ attend the meeting.

Number of persons to attend ____            I will not ____attend the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.